                                                                   Exhibit 10.61

                                       =========================================
                                         ***Text Omitted and Filed Separately
                                           Confidential Treatment Requested
                                          Under 17 C.F.R. ss.ss.200.80(b)(4),
                                                200.83 and 240.24b-2
                                       =========================================

                              AMENDED AND RESTATED
                         SUBLICENSE AND OPTION AGREEMENT


                  THIS AMENDED AND RESTATED SUBLICENSE AND OPTION AGREEMENT (the "Agreement") is entered into as of November 10, 1998, by and between CYTEL CORPORATION, a Delaware corporation having offices at 9393 Towne Centre Drive, San Diego, California ("Cytel"), and ELAN INTERNATIONAL SERVICES LTD., a Bermuda corporation and wholly-owned subsidiary of Elan Corporation, p1c, having offices at 102 St. James Court, Flatts, Smiths FLO4, Bermuda ("Elan").

                  WHEREAS, Cytel has entered into an Exclusive License Agreement (the "License Agreement") with the Fred Hutchinson Cancer Research Center ("FHCRC") pursuant to which Cytel holds an exclusive license to the Patent Rights (as defined below); and

                  WHEREAS, pursuant to the Sublicense and Option Agreement between Cytel and Elan (the "First Agreement"), dated as of July 22, 1998 (the "Effective Date"), Cytel granted to Elan, and Elan obtained from Cytel, an exclusive sublicense and an option to receive a non-exclusive sublicense under the License Agreement to Cytel's rights under the Patent Rights on the terms and subject to the conditions set forth in the First Agreement; and

                  WHEREAS, Cytel and Elan agree to amend and restate the First Agreement as set forth herein.

                  Now, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS


         1.1 "AFFILIATE" means any corporation or other entity which controls, is controlled by, or is under common control with, a party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than 50% of the voting securities or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity.

         1.2 "ANTIBODY FIELD" means the making, using, selling and importing of Sublicensed Products that are antibodies directed against VLA-4 for treatment of inflammatory diseases.

         1.3 "BLA" means a Biological License Application filed pursuant to the requirements of the FDA.

         1.4 "COMBINATION PRODUCT(S)" has the meaning set forth in Section 4.5.

         1.5 "CONFIDENTIAL INFORMATION" means any confidential information of a party, including information related to the Patent Rights, and any other information relating to any compound, research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to such party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form. Confidential Information shall not include any information which the receiving party can prove by competent evidence:

              (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

              (b) is known by the receiving party at the time of receiving such information, as evidenced by its records;

              (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure; or

              (d) is the subject of a written permission to disclose provided by the disclosing party.

         1.6 "CONTROL" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

         1.7 "FDA" means the United States Food and Drug Administration.

         1.8 "FIRST COMMERCIAL SALE" of a Sublicensed Product means the first sale for use or consumption of such Sublicensed Product in a country. Sale to an Affiliate shall not constitute a First Commercial Sale unless the Affiliate is the end user of the Sublicensed Product.

         1.9 "IND" means an Investigational New Drug Application filed with the FDA to commence human clinical testing of a Sublicensed Product, or the equivalent application in any other country or jurisdiction.

         1.10 "NDA" means a New Drug Application or Product License Application, as appropriate, filed pursuant to the requirements of the FDA.

         1.11 "NET SALES" means the gross amounts invoiced for sales of Sublicensed Products by Elan, its Affiliates and sublicensees to a Third Party not a sublicensee of Elan or its Affiliates, less (a) discounts actually granted, (b) credits, rebates or allowances actually granted upon claims, damaged goods, rejections or returns of Sublicensed Products, including recalls,
(c) freight, postage, shipping and insurance charges actually allowed or paid for delivery of Sublicensed Products, to the extent billed, and (d) taxes, duties or other governmental charges (other than income taxes) levied on, absorbed or otherwise imposed on sales of Sublicensed Products. Consideration paid to Elan from its Affiliates or sublicensees in the form of fees, milestones, collaboration payments or supply payments shall not constitute Net Sales hereunder if such consideration is not intended to and does not result in a reduction, credit, allowance, rebate or other offset against payment of any royalties otherwise payable for any Sublicensed Product sold or otherwise transferred to a Third Party.

         1.12 "OPTION" has the meaning set forth in Section 3.1.

         1.13 "OPTION PERIOD" has the meaning set forth in Section 3.2.

         1.14 "PATENTS RIGHTS" means the rights and claims in and to the inventions described in, and rights covered by, United States patents and patent applications claiming priority to U.S. Serial No. [...***...] filed [...***...], as well as all continuations, continuations-in part, divisions by reference and renewals thereof, and foreign counterparts thereof.

         1.15 "PEPTIDE FIELD" means the making, using, selling and importing of Sublicensed Products that are peptides or agents directed against VLA-4 for treatment of inflammatory diseases.

         1.16 "PHASE III" means that portion of a clinical development program which provides for the continued trials of a Sublicensed Product on sufficient numbers of patients to establish the safety and efficacy of a Sublicensed Product for the desired claims and indications, as more specifically defined by the rules and regulations OF the FDA and corresponding rules and regulations in other countries or jurisdictions.

         1.17 "ROYALTY TERM" means, in the case of any Sublicensed Product in any country, the period of time commencing on the First Commercial Sale in such country and ending upon the expiration of the last to expire of the Patent Rights covering such Sublicensed Product in such country.

         1.18 "SUBLICENSE FEE" has the meaning set forth in Section 4.1.

         1.19 "SUBLICENSED PRODUCT" means any product, the manufacture, use or sale of which would, but for the rights granted to Elan hereunder, infringe a valid claim of a patent within the Patent Rights in the country in which such activity occurs.

         1.20 "TERM" has the meaning set forth in Section 9.1.

         1.21 "THIRD PARTY" means any entity other than Elan or Cytel or an Affiliate of Elan or Cytel.

         1.22 "VLA-4" means very late activating antigen.

---------------------------
*Confidential Treatment Requested.

                                    ARTICLE 2
                               GRANT OF SUBLICENSE

         2.1 SUBLICENSE GRANT. During the Term and subject to the terms and conditions of this Agreement, Cytel hereby grants to Elan a worldwide, exclusive sublicense, including the right to grant sublicenses under Section 2.2, under the Patent Rights to make, have made, use and sell Sublicensed Products in the Antibody Field. Notwithstanding the foregoing, FHCRC shall retain the right to use the Patent Rights for its educational and research purposes and to grant nonexclusive licenses to use the Patent Rights for non-commercial research purposes only.

         2.2  SUBLICENSES.

              (a) Elan shall have the right to grant sublicenses consistent with this Agreement, including, without limitations, the provisions relating to FHCRC.

              (b) Except for any sublicense to an Affiliate, including for purposes of this Agreement, Axogen Limited ("Axogen"), Elan shall not grant any sublicense in the Antibody Field without FHCRC's prior written consent, which consent shall not be unreasonably withheld. All sublicenses granted by Elan hereunder shall include a requirement that the sublicensee use its best efforts to bring the subject matter of the sublicense into commercial use as quickly as is reasonably possible and shall expressly bind the sublicensee to meet its obligations to FHCRC under the License Agreement.

              (c) Elan shall provide to Cytel within 45 days following the end of each calendar quarter during the Term (i) a written summary specifying the name of each sublicensee, territory and scope of the rights sublicensed hereunder during that quarter, and (ii) copies of all relevant portions of any sublicense agreement executed during that quarter relating to the calculation of royalties due to Cytel under this Agreement. Notwithstanding the grant of a sublicense by Elan or its Affiliates hereunder, Elan shall remain obligated to pay all royalties due to Cytel with respect to the sale of Sublicensed Products by its sublicensee.

         2.3 TERMINATION OF LICENSE AGREEMENT. Upon termination of the License Agreement, the sublicense(s) granted to Elan hereunder shall remain in effect and shall be assigned to FHCRC.

                                    ARTICLE 3
                                 GRANT OF OPTION

         3.1 OPTION GRANT. Subject to the terms and conditions of this Agreement, Cytel hereby grants to Elan an option (the "Option"), exercisable during the Option Period, to receive a non-exclusive sublicense under the Patent Rights to make, have made, use and sell Sublicensed Products in the Peptide Field on financial terms to be negotiated and agreed to by the parties, but not to exceed those set forth on Exhibit A attached hereto.

         3.2 OPTION EXERCISE. Elan may exercise the Option at any time during the period beginning on the Effective Date and ending 30 days after Elan receives written notice from Cytel of the first to occur of [...***...] (the "Option Period"). If, during the Option Period, Elan notifies Cytel in writing that Elan has exercised the Option to obtain a non-exclusive sublicense under
Section 3.1, such sublicense shall become effective upon the execution of a definitive sublicense agreement.

         3.3 [...***...]. If, during the Term, Cytel sublicenses the Patent Rights to a Third Party in the Peptide Field [...***...], then Cytel shall provide to Elan an opportunity to sublicense the Patent Rights in the Peptide Field [...***...].

                                    ARTICLE 4
                           PAYMENT OBLIGATIONS; ESCROW

         4.1 SUBLICENSE FEE. In partial consideration for the grant of the sublicense set forth in Section 2.1 and the Option set forth in Section 3. 1, Elan shall purchase 2,000,000 shares of Cytel's Common Stock at $2.00 per share on the Effective Date in accordance with the terms and conditions of the Stock Purchase Agreement set forth on Exhibit B attached hereto.

         4.2 MILESTONES. Within 30 days after achievement of each of the milestones set forth below for each Sublicensed Product in the Antibody Field, Elan shall pay to Cytel the non- refundable milestone payment set forth below:



---------------------------
*Confidential Treatment Requested.

              (a) [...***...] upon the later OF [...***...] OR [...***...] from the Effective Date; and

              (b) [...***...] upon [...***...].

         4.3  ROYALTIES.

              (a) Elan shall pay to Cytel a royalty equal to [...***...] of Net Sales of Sublicensed Products in the Antibody Field.

              (b) If Elan is required to pay royalties to [...***...] to use, sell or import a Sublicensed Product in the Antibody Field [...***...], then Elan shall be entitled to a credit against the royalty payments due Cytel hereunder with respect to such Sublicensed Product, which credit shall be equal to [...***...]; PROVIDED, HOWEVER, that in no event shall the royalty payable to Cytel with respect to such Sublicensed Product be reduced below an amount equal to [...***...] of Net Sales of such Sublicensed Product.

              (c) Royalties for sales of any Sublicensed Product in any given country shall be paid for a period equal to the Royalty Term for such Sublicensed Product in such country.

         4.4 ESCROW. In the event [...***...], then all milestone payments payable to Cytel under Section 4.2 of this Agreement shall be placed into an escrow account when due. All amounts in such escrow account shall be distributed
(a) to Cytel upon a determination by the USPTO or a court of competent jurisdiction, as applicable, that Cytel and/or FHCRC [...***...] or (b) to Elan upon a determination by the USPTO or a court of competent jurisdiction, as applicable, that [...***...].


---------------------------
*Confidential Treatment Requested.

         4.5 COMBINATION PRODUCTS. In the event that a product sold by Elan or its Affiliates is comprised in part of a Sublicensed Product and in part of one or more other active components ("Combination Products"), Net Sales shall be determined by multiplying the amounts actually received by Elan or its Affiliates attributable to such Combination Products by the Combination Allocated Portion (as defined below). The "Combination Allocated Portion" shall mean the fraction A/B, where A is the gross selling price of the Sublicensed Product sold separately and B is the gross selling price of the Combination Product. In the event that no such separate sales are made, the "Combination Allocated Portion" shall mean the fraction C/(C+D) where C is the fully allocated cost of the Sublicensed Product and D is the fully allocated cost of such other active components, such standard costs being determined using standard accounting procedures. Prior to the sale of such Combination Products requiring a determination of the values of C and D, Elan shall notify Cytel of such sale and, within 30 days of receipt of such notice by Cytel, Elan and Cytel shall determine and agree upon the values of C and D.

                                    ARTICLE 5
                            PAYMENTS; RECORDS; AUDITS

         5.1 PAYMENT; REPORTS. Royalty payments shall be calculated and reported for each six month period ending June 30th and December 31st. All royalty payments due to Cytel under this Agreement shall be paid within 45 days after June 30th and December 31st, unless otherwise specifically provided herein. Each payment of royalties shall be accompanied by a report in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including, without limitation, Net Sales, the royalties payable in United States dollars, the method used to calculate the royalty and the exchange rates used.

         5.2 EXCHANGE RATE; MANNER AND PLACE OF PAYMENT. All payments hereunder shall be payable in United States dollars. With respect to each six month period, for countries other than the United States, whenever conversion of payments from any foreign currency shall be required, such conversion shall be made using the average of the daily exchange rates for such currency quoted by Citibank, N.A. for each of the last five banking days of each calendar quarter. All payments owed under this Agreement shall be made by wire transfer to a bank account designated by Cytel, unless otherwise specified in writing by Cytel.

         5.3 LATE PAYMENTS. In the event that any payment, including royalty payments, due hereunder is not made when due, the payment shall accrue interest beginning 15 days from that date due at the rate of [...***...] per month; PROVIDED HOWEVER, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit Cytel from exercising any other rights it may have as a consequence of the lateness of any payment.

         5.4 RECORDS AND AUDITS. During the Term and for a period of three years thereafter, Elan shall keep complete and accurate records in sufficient detail to permit Cytel and/or FHCRC to confirm the accuracy of all payments due hereunder. Cytel and/or FHCRC shall have the right to cause an independent, certified public accountant reasonably acceptable to Elan to audit such records to confirm royalty payments for the preceding year. Such audits may be exercised during normal business hours no more than once in any 12-month period upon reasonable prior written notice to Elan. Cytel and/or FHCRC, as applicable, shall bear the full cost of such audit, unless such audit discloses an underpayment of more than 5% of the amount due under this Agreement. In such case, Elan shall bear the full cost of such audit. In all events, Elan shall pay any underpayment with interest in accordance with Section 5.3.

         5.5 TAXES. All taxes levied on account of the royalties and other payments accruing to Cytel under this Agreement shall be paid by Cytel for its own account, including taxes levied thereon as income to Cytel. If provision is made in law or regulation for withholding, such tax shall be deducted from the royalty or other payment made by Elan to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to Cytel. Each party agrees to reasonably assist the other party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

         5.6 PROHIBITED PAYMENTS. Notwithstanding any other provision of this Agreement, if Elan is prevented from paying any such royalty by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such royalty may be paid by depositing funds in the currency in which accrued to Cytel's account in a bank acceptable to Cytel in the country whose currency is involved.


---------------------------
*Confidential Treatment Requested.

                                    ARTICLE 6
                                 CONFIDENTIALITY

         During the term of this Agreement and for a period of five years thereafter, each party shall maintain all Confidential Information of the other party as confidential and shall not disclose any Confidential Information of the other party to any Third Party or use any Confidential Information of the other party for any purpose, except (a) as expressly authorized by this Agreement, (b) as required by law, rule, regulation or court order (provided that the disclosing party shall (i) advise the other party promptly of any such disclosure requirement in order to permit such other party to undertake efforts to restrict or limit the required disclosure; and (ii) use commercially reasonable efforts to obtain confidential treatment of any such information required to be disclosed and shall provide the other party with a copy prior to such disclosure), or (c) to its Affiliates, sublicensees, employees, agents, consultants and other representatives, to accomplish the purposes of this Agreement so long as such persons are under an obligation of confidentiality no less stringent than as set forth herein. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that its Affiliates, sublicensees, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of Confidential Information of the other party. Each party shall promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information of the other party.

                                    ARTICLE 7
                          INTELLECTUAL PROPERTY RIGHTS

         7.1 APPLICATION, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS. FHCRC shall file, prosecute and maintain all patent applications and patents included in the Patent Rights at Cytel's expense. Cytel shall provide Elan a timely opportunity to comment and shall consider in good faith the incorporation of such comments on the filing, prosecution and maintenance of all patent applications and patents included in the Patent Rights.

         7.2 INFRINGEMENT BY THIRD PARTIES. Cytel shall have the first right, at its own expense and by counsel of its own choice, to bring and control any action against a Third Party in connection with any infringement of the Patent Rights. If the matter relates to the Antibody Field, Elan shall have the right, at its own expense, to be represented in such action by counsel of its own choice. If with regard to any infringement of the Patent Rights that is relevant to the Antibody Field, Cytel or FHCRC fails to bring an action within 90 days following the notice of alleged infringement, then Elan shall have the right, at its own expense and by counsel of its own choice, to bring such action, and Cytel and FHCRC shall have the right, at their own expense, to be represented in such action by counsel of their own choice. If Elan elects to commence a patent infringement action to enforce the Patent Rights, Elan shall have the right to invoke Cytel's rights under Section 8.2 of the License Agreement. Neither party shall have the right to settle any patent infringement litigation in A manner that diminishes the rights of the other party or of FHCRC without the consent of such other party or of FHCRC, as appropriate.

         7.3 If Elan elects to commence an infringement action as described in
Section 7.2, Elan may reduce, by [...***...], the royalty due to Cytel earned under the Patent Rights subject to suit by the amount of the expenses and costs of such action, including reasonable attorney fees. In the event such expenses and costs exceed the amount of royalties withheld by Elan for any calendar year, Elan may to that extent reduce the royalties due to Cytel from Elan in succeeding calendar years, but never by more than [...***...] of the royalty due in any one year.


---------------------------
*Confidential Treatment Requested.

         7.4 Recoveries or reimbursements from an infringement action shall first be applied to reimburse Elan, Cytel and FHCRC for litigation costs not paid from royalties withheld pursuant to Section 7.3 (if any) and then to reimburse FHCRC for royalties withheld. Any remaining recoveries or reimbursements shall be shared equally by Elan and FHCRC.

                                    ARTICLE 8
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         8.1 CORPORATE POWER. Each party hereby represents and warrants that it is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

         8.2 DUE AUTHORIZATION. Each party hereby represents and warrants that such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

         8.3 BINDING AGREEMENT. Each party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

         8.4 DUE DILIGENCE. Elan shall use its best efforts to develop and commercialize Sublicensed Products in the Antibody Field as quickly as is reasonably possible. Any Sublicensed Products produced for sale in the United States shall be manufactured substantially in the United States. Except as modified herein, Elan hereby agrees to be bound by its obligations to FHCRC under the License Agreement.

         8.5 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         8.6 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THE PATENT RIGHTS OR ANY LICENSE GRANTED HEREUNDER.

         8.7 INDEMNIFICATION BY ELAN. Elan hereby agrees to save, defend, indemnify and hold harmless Cytel, FHCRC and their directors, officers, employees and agents from and against any and all suits, claims, actions, demands, liabilities, expenses and losses, including reasonable legal expense and attorneys' fees Losses"), arising directly or indirectly out of the practice by Elan of any sublicense granted hereunder, except to the extent such Losses result from the negligence or willful misconduct of Cytel, FHCRC or their respective directors, officers, employees and agents, as applicable. In the event Cytel or FHCRC seeks indemnification under this Section 8.7, such party shall inform Elan of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit Elan to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of
Elan) in the defense of the claim.

                                    ARTICLE 9
                                TERM; TERMINATION

         9.1 TERM. This Agreement shall commence as of the Effective Date and shall continue until the last day of the Royalty Term, unless terminated earlier as provided herein (the "TERM").

         9.2 TERMINATION. Either party may terminate this Agreement prior to the expiration of the term of this Agreement upon the occurrence of any of the following:

              (a) Upon or after a petition in bankruptcy, adjudication or bankruptcy, insolvency, dissolution or winding up of the other party (other than dissolution or winding up for the purposes of reconstruction or amalgamation);

              (b) Upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach within 45 days after written notice thereof by the non-breaching party;

              (c) Elan shall have the right to terminate this Agreement prior to its expiration upon 60 days' written notice to Cytel.

         9.3  EFFECT OF TERMINATION.

              (a) Upon termination of this Agreement by Cytel pursuant to Sections 9.2 or 9.3, (i) all rights to the Patent Rights shall revert to Cytel, and (ii) any sublicenses granted hereunder by Elan shall terminate.

              (b) Upon termination of this Agreement by Elan pursuant to Section 9.2, the sublicense granted under Section 2.1 and the sublicense granted under
Section 3.1, if Elan has exercised the Option, shall remain in effect so long as Elan does not breach its obligations to Cytel under this Agreement.

              (c) Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Sections 5.4, 8.5, 8.6, 8.7 and 9.4 and Articles 1, 6 and 10 shall survive termination or expiration of this Agreement.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 FORCE MAJEURE. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

         10.2 ASSIGNMENT. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld); PROVIDED, HOWEVER, that either party may assign this Agreement and its rights and obligations hereunder without the other party's consent (a) in connection with the transfer or sale of all or substantially all of the business of such party to which this Agreement relates to another party, whether by merger, sale of stock, sale of assets or otherwise, or (b) to any Affiliate, including with respect to Elan, Axogen. Notwithstanding the foregoing, any such assignment to an Affiliate shall not relieve the assigning party of its responsibilities for performance of its obligations under this Agreement. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

         10.3 PUBLICITY. The parties agree that neither party shall originate any press release or other public announcement, written or oral, or otherwise make any disclosure relating to the existence or terms of or performance under this Agreement without the prior written approval of the other party, except as may otherwise be required by law and then provided the disclosing party has provided the other party with a copy and opportunity to comment prior to such disclosure.

         10.4 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         10.5 NOTICES. Any notices or communications provided for in this Agreement to be made by either of the parties to the other shall be in English in writing and delivered personally or sent by registered or certified mail, postage paid, by overnight delivery service such as FedEx or UPS or by facsimile, with confirmation of receipt, addressed as follows:

         IF TO CYTEL:                       CYTEL CORPORATION
                                            9393 Towne Center Drive
                                            San Diego, CA  92121
                                            Attn: President
                                            Fax No. (619) 552-8801

         IF TO ELAN:                        ELAN INTERNATIONAL SERVICES LTD.
                                            102 St. James Court
                                            Flatts Smiths, FL04 Bermuda
                                            Attention: President
                                            Facsimile: (441) 292-2224

         COPY TO:                           ELAN PHARMACEUTICALS, INC.
                                            800 Gateway Blvd.
                                            South San Francisco, CA 94080
                                            Attention: General Counsel
                                            Facsimile: (650) 875-3620

           Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

         10.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its choice of law provisions.

         10.7 ENTIRE AGREEMENT; AMENDMENT. This Agreement sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understanding between the parties with respect to the subject matter hereof There are no covenants, promises, agreements, warranties, representations, conditions or understandings with respect to the subject matter hereof, either oral or written, between the parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.

         10.8 HEADINGS. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

         10.9 INDEPENDENT CONTRACTORS. It is expressly agreed that Cytel and Elan shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency of any kind. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior written consent of the other party.

         10.10 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same rights or remedies or of any other of such party's rights or remedies provided in this Agreement.

         10.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

CYTEL CORPORATION                           ELAN INTERNATIONAL SERVICES LTD.


By:/s/ Virgil Thompson                      By:/s/ Kevin Insley
   -------------------------                   ------------------------

Name:  Virgil Thompson                      Name:  Kevin Insley
     -----------------------                     ---------------------

Title: President and CEO                    Title: President
      ----------------------                      --------------------

                                    EXHIBIT A

                    TERMS OF SUBLICENSE IN THE PEPTIDE FIELD


1.       SUBLICENSE

              Upon exercise of the Option, Cytel shall grant to Elan a worldwide, non-exclusive sublicense, including the limited right to grant sublicenses under Section 2, under the Patent Rights to make, have made, use and sell Sublicensed Products in the Peptide Field.

2.       SUBLICENSES

              (a) Upon exercise of the Option, Elan shall have the right to grant sublicenses under the Patent Rights to make, have made, use and sell Sublicensed Products in the Peptide Field to any party with whom Elan has or is entering into a contractual relationship with to develop or market a Product in the Peptide Field; PROVIDED, HOWEVER, that the intellectual property licensed under such contractual relationship is not limited solely to the Patent Rights. Notwithstanding the foregoing, if such contractual relationship is to be entered into with [...***...] or any entity for which the contractual relationship is limited to the sole grant of the Patent Rights, Elan and Cytel agree to cooperate to negotiate terms mutually acceptable to both Elan and Cytel.

              (b) Elan shall not grant any sublicense without FHCRC's prior written consent, which consent shall not be unreasonably withheld. All sublicenses granted by Elan hereunder shall include a requirement that the sublicensee use its best efforts to bring the subject matter of the sublicense into commercial use as quickly as is reasonably possible and shall expressly bind the sublicensee to meet Cytel's obligations to FHCRC under the License Agreement.


---------------------------
*Confidential Treatment Requested.

              (c) Elan shall provide to Cytel within 45 days following the end of each calendar quarter during the term of a definitive sublicense agreement
(i) a written summary specifying the name of each sublicensee, territory and scope of the rights sublicensed hereunder during that quarter, and (ii) copies of all relevant portions of any sublicense agreement executed during that quarter relating to the calculation of royalties due to Cytel under a definitive sublicense agreement. Notwithstanding the grant of a sublicense by Elan or its Affiliates hereunder, Elan shall remain obligated to pay all royalties due to Cytel with respect to the sale of Sublicensed Products by its sublicensee.

3.       MILESTONES

              (a) PEPTIDE FIELD (IF ELAN IS NOT DEVELOPING SUBLICENSED PRODUCTS IN THE ANTIBODY FIELD). If Elan exercises the Option and has terminated its program to develop Sublicensed Products in the Antibody Field at the time of achievement of the first milestone event under Section 3(b)(i), within 30 days after achievement of each of the milestones set forth below for each Sublicensed Product in the Peptide Field, Elan shall pay to Cytel the non-refundable milestone payment set forth below:

              (i)   [...***...] upon [...***...]; and

              (ii)  [...***...] upon [...***...].

              (b) PEPTIDE FIELD (IF ELAN IS DEVELOPING SUBLICENSED PRODUCTS IN BOTH THE PEPTIDE FIELD AND THE ANTIBODY FIELD). If Elan exercises the Option and has not terminated its program to develop Sublicensed Products in the Antibody Field (i.e., Elan is developing or marketing Sublicensed Products in the Antibody Field) at the time of achievement of the first milestone event under
Section 3(b)(i), within 30 days after achievement of each of the milestones set forth below for each Sublicensed Product in the Peptide Field, Elan shall pay to Cytel the nonrefundable milestone payment set forth below:


---------------------------
*Confidential Treatment Requested.

              (i)   [...***...] upon [...***...];

              (ii)  [...***...] upon [...***...]; and

              (iii) [...***...] upon [...***...].

4.       ROYALTIES

              (a) If Elan exercises the Option, Elan shall pay to Cytel a royalty equal to [...***...] of Net Sales of Sublicensed Products in the Peptide Field.

              (b) If Elan is required to pay royalties to a Third Party to make, have made, use or sell a Sublicensed Product in the Peptide Field to avoid infringing such Third Party's patent rights, then Elan shall be entitled to a credit against the royalty payments due Cytel hereunder with respect to such Sublicensed Product, which credit shall be equal to [...***...] of royalties actually paid to such Third Party; PROVIDED, HOWEVER, that in no event shall the royalty payable to Cytel with respect to such Sublicensed Product be reduced below an amount equal to [...***...] of Net Sales of such Sublicensed Product.

              (c) Royalties for sales of any Sublicensed Product in any given country shall be paid for a period equal to the Royalty Term for such Sublicensed Product in such country.





---------------------------
*Confidential Treatment Requested.

                                    EXHIBIT B

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of July 22, 1998 (the "Effective Date") by and between CYTEL CORPORATION, a Delaware corporation ("Cytel"), and ELAN INTERNATIONAL SERVICES LTD., a Bermuda corporation and a wholly-owned subsidiary of Elan Corporation, plc ("Elan").

                                    RECITALS

         WHEREAS, Cytel and Elan have entered into that certain Sublicense and Option Agreement of even date herewith (the "Sublicense Agreement"); and

         WHEREAS, in connection with, and as a condition of Cytel entering into, the Sublicense Agreement, Elan agrees to purchase from Cytel shares of Cytel's Common Stock on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    AGREEMENT


1.       DEFINITIONS

         Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Sublicense Agreement.

2.       PURCHASE AND SALE OF SHARES

         Subject to the terms and conditions hereof, at the Closing (as defined below), Elan shall purchase from Cytel, and Cytel shall issue and sell to Elan, 2,000,000 shares of Cytel's Common Stock, par value $0.01 per share (the "Shares"), at a purchase price equal to $2.00 per share.

3.       CLOSING DATE; DELIVERY

         3.1 CLOSING. Subject to the terms of Sections 6 and 7, the closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall be held at 10:00 a.m. (Pacific Time) on the Effective Date, at the offices of Cytel, 3525 John Hopkins Court, San Diego, California, or at such time and place as Cytel and Elan may agree.

                                       1.

         3.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, Cytel shall deliver to Elan a stock certificate, registered in the name of Elan, representing the Shares dated as of the Closing against payment of the purchase price therefore by wire transfer, unless other means of payment shall have been agreed upon by Cytel and Elan.

4.       REPRESENTATIONS AND WARRANTIES OF CYTEL

         Cytel hereby makes the following representations and warranties to Elan, except as set forth in the Schedule of Exceptions attached hereto as Exhibit A:

         4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Cytel is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. Cytel is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

         4.2 AUTHORIZATION; DUE EXECUTION. Cytel has the requisite corporate power and authority to enter into this Agreement and to perform its obligations under the terms of this Agreement and, at the Closing will have the requisite corporate power to sell the Shares. All corporate action on the part of Cytel, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement have been taken. This Agreement has been duly authorized, executed and delivered by Cytel, and, upon due execution and delivery by Elan, this Agreement will be a valid and binding agreement of Cytel, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

         4.3 CAPITALIZATION. The authorized capital stock of Cytel consists of 75,000,000 shares of Common Stock, par value $0.01, and 10,000,000 shares of Preferred Stock, par value $0.01. As of June 30, 1998, there were 32,870,387 shares of Common Stock and 659,898 Shares of Series B Preferred Stock issued and outstanding.

         4.4 VALID ISSUANCE OF SHARES. The Shares, upon the Closing, when issued, sold and delivered in accordance with the terms hereof for the consideration set forth herein, will be duly and validly authorized and issued, fully paid and nonassessable and, based in part upon the representations of Elan in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

         4.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of Cytel is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing which notices will be filed on a timely basis.

                                       2.

         4.6 SEC FILINGS. Cytel has timely filed all reports, registration statements and other documents required to be filed by it (the "SEC Filings") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). The SEC Filings were prepared in accordance and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be. None of such forms, reports and statements, including, without limitation, any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed, declared effective or mailed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent information contained in any of the SEC Filings has been revised, corrected or superseded by a later filing of any such form, report or document filed prior to the Effective Date, none of the SEC Filings contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.7 NO CONFLICT. The execution, delivery and performance by Cytel of this Agreement do not violate any provision of Cytel's Certificate of Incorporation or Bylaws, any provision of any contract, arrangement or agreement, order, writ, judgment, injunction, decree, determination or award to which Cytel is a party or by which it is bound, or, to Cytel's knowledge, any law, rule or regulation (including, without limitation, the rules and regulations of the Securities and Exchange Commission (the "SEC") or any regulatory commission of any jurisdiction) currently in effect having applicability to Cytel.

         4.8 ABSENCE OF LITIGATION. Except as disclosed in the SEC Filings, there is no action, suit, proceeding or investigation (including any such matter related to Cytel's intellectual property) pending or currently threatened against Cytel or its properties before any court or governmental agency, which would have a material adverse effect on Cytel's business, operations or assets, taken as a whole (nor, to the best of Cytel's knowledge, is there any basis therefor). There is no action, suit, proceeding or investigation which Cytel currently intends to initiate.

         4.9 CONFIDENTIALITY. Cytel hereby represents, warrants and covenants that it shall maintain in confidence, and shall not use or disclose without prior written consent of Elan, the terms of this Agreement and any information identified in writing as confidential that is furnished to it by Elan in connection with this Agreement. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by Cytel, (b) lawfully disclosed to Cytel by a third party who possessed such information without any obligation of confidentiality, (c) lawfully developed by Cytel independent of any disclosure by Cytel as supported by Elan's written records, or (d) required, upon the advice of counsel to Cytel and after consultation with Elan, to be disclosed under the rules and regulations of the SEC. Cytel further covenants that it shall return to Elan all tangible materials containing such information upon request by Elan.

                                       3.

5.       REPRESENTATIONS AND WARRANTIES OF ELAN

         Elan hereby makes the following representations and warranties to Cytel as of the Effective Date and the Closing:

         5.1 AUTHORIZATION; DUE EXECUTION. Elan has the requisite corporate power and authority to enter into this Agreement and to perform its obligations under the terms of this Agreement and, at the Closing, will have the requisite corporate power to purchase the Shares. All corporate action on the part of Elan, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement have been taken. This Agreement has been duly authorized, executed and delivered by Elan, and, upon due execution and delivery by Cytel, this Agreement will be a valid and binding agreement of Elan, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

         5.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Elan in reliance upon Elan's representation to Cytel, which by Elan's execution of this Agreement confirms, that the Shares to be purchased by Elan will be acquired for investment for Elan's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Elan has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Elan further represents that Elan does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

         5.3 DISCLOSURE OF INFORMATION. Elan has received all the information that it has requested and that it considers necessary or appropriate for deciding whether to enter into this Agreement and to purchase the Shares. Elan further represents that it has had an opportunity to ask questions and receive answers from Cytel regarding the terms and conditions of the offering of the Shares.

         5.4 INVESTMENT EXPERIENCE. Elan is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Elan also represents it has not been organized solely for the purpose of acquiring the Shares.

         5.5 ACCREDITED INVESTOR. Elan is an "accredited investor" as such term is defined in Rule 501 of the General Rules and Regulations prescribed by the SEC pursuant to the Securities Act.

                                       4.

         5.6 RESTRICTED SECURITIES. Elan understands that (a) the Shares have not been, registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely and that Elan must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (b) each certificate representing the Shares will be endorsed with the following legends:

                   (i) THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CYTEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                   (ii) Any legend required to be placed thereon by Cytel's Bylaws or under applicable state securities laws;

and (c) Cytel will instruct any transfer agent not to register the transfer of the Shares (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made, pursuant to the terms of this Agreement, and in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement.

         5.7 CONFIDENTIALITY. Elan hereby represents, warrants and covenants that it shall maintain in confidence, and shall not use or disclose without prior written consent of Cytel, the terms of this Agreement and any information identified in writing as confidential that is furnished to it by Cytel in connection with this Agreement. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by Elan, (b) lawfully disclosed to Elan by a third party who possessed such information without any obligation of confidentiality, (c) lawfully developed by Elan independent of any disclosure by Cytel as supported by Elan's written records, or (d) required to be disclosed pursuant to an order or requirement of a court, administrative agency or other government body (including the securities laws of any applicable jurisdiction). Elan further covenants that it shall return to Cytel all tangible materials containing such information upon request by Cytel.

6.       CONDITIONS OF ELAN'S OBLIGATIONS

         The obligations of Elan under Section 2 of this Agreement to purchase the Shares at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived by Elan:

         6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Cytel contained in Section 4 shall be true and correct in all material respects on and as of the Closing.

                                       5.

         6.2 PERFORMANCE. Cytel shall have performed and complied with all agreements, obligations and conditions in this Agreement, if any, that are required to be performed or complied with by it on or before the Closing.

         6.3 COMPLIANCE CERTIFICATE. The President or a Vice President of Cytel shall have delivered to Elan at the Closing a certificate certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled. 6.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Elan, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

         6.5 SUBLICENSE. The Sublicense Agreement is a valid and enforceable agreement and is in full force and effect.

7.       CONDITIONS OF CYTEL'S OBLIGATIONS

         The obligations of Cytel to Elan under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by Elan, any of which may be waived by Cytel:

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Elan contained in Section 5 hereof shall be true and correct in all material respects on and as of the Closing.

         7.2 PERFORMANCE. Elan shall have performed and complied with all agreements, obligations and conditions in this Agreement, if any, that are required to be performed or complied with by it on or before the Closing.

         7.3 COMPLIANCE CERTIFICATE. The President or other duly authorized officer of Elan shall have delivered to Cytel at the Closing a certificate certifying that the conditions specified in Sections 7.1 and 7.2 have been fulfilled.

         7.4 PAYMENT OF PURCHASE PRICE. Elan shall have tendered delivery of the purchase price for the Shares specified in Section 2 at the Closing.

         7.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Cytel, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

                                       6.

8.       REGISTRATION RIGHTS

         8.1 CERTAIN DEFINITIONS. When used in this Section 8 of this Agreement, the following terms shall have the following respective meanings:

                (a) "FORM S-3" means Form S-3 under the Securities Act as in effect on the date of this Agreement, or any substantially similar, equivalent or successor form under the Securities Act.

                (b) "HOLDER" means Elan or any transferee of registration rights under Section 8.10 hereof who then holds any outstanding Registrable Securities.

                (c) "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                (d) "REGISTRABLE SECURITIES" means (i) the Shares, and (ii) shares of Cytel Common Stock issued in respect of the Shares by reason of any stock split, stock dividend, recapitalization or similar event which have not been sold to the public in either case until such Shares are sold pursuant to an effective registration statement.

                (e) "REGISTRATION EXPENSES" means all expenses incurred by Cytel in complying with Sections 8.2, 8.3 and 8.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Cytel which shall be paid in any event by Cytel).

                (f) "SELLING EXPENSES" means all underwriting discounts and selling commissions applicable to the applicable sale.

         8.2    DEMAND REGISTRATION.

                (a) Subject to the conditions of this Section 8.2, if Cytel shall receive a written request from the Holders of 50% or more of the Registrable Securities then outstanding (the "Initiating Holders") that Cytel file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public in excess of $2,000,000 (a "Qualified Public Offering"), then Cytel shall, within 30 days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 8.2, use its best efforts to effect, as soon as practicable but in no event later than 60 days of the receipt of the request, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

                                       7.

                (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise Cytel as a part of their request made pursuant to this
Section 8.2 and Cytel shall include such information in the written notice referred to in Section 8.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to Cytel). Holders shall have no obligation to make any representations or warranties other than with respect to their ownership of Shares. Holders shall have no indemnification obligations other than with respect to information about such Holders provided in writing by such Holders for inclusion in the registration statement. Notwithstanding any other provision of this Section 8.2, if the underwriter advises Cytel that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then Cytel shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                (c) Cytel shall not be required to effect a registration pursuant to this Section 8.2:

                      (i) prior to the first anniversary of the date of this Agreement; or

                      (ii) after Cytel has effected one registration pursuant to this Section 8.2, and such registrations have been declared or ordered effective and has complied with the other obligations of Cytel under this Agreement; or

                      (iii) if Cytel shall furnish to the requesting Holders a certificate signed by the President of Cytel stating that in the good faith judgment of the Board of Directors of Cytel it would be seriously detrimental to Cytel or its stockholders for the registration statement to be filed at the date filing would be required, in which case Cytel shall have an additional period of not more than 120 days within which to file such registration statement; PROVIDED, HOWEVER, that Cytel shall not use this right more than once in any 12 month period.

         8.3    COMPANY REGISTRATION.

                (a) If, at any time or from time to time, Cytel shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future or a registration on Form S-4 or similar forms which may be promulgated in the future relating solely to a SEC Rule 145 or similar transaction, Cytel will (i) promptly give to each Holder written notice thereof and (ii) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities of such Holders as specified in a written request or requests made within 15 days after receipt of such written notice from Cytel.

                                       8.

                (b) If the registration of which Cytel gives notice is for a registered public offering involving an underwriting, Cytel shall so indicate in the notice given pursuant to Section 8.3(a). In such event the right of any Holder to registration pursuant to this Section 8.3 shall be conditioned upon such Holder's agreeing to participate in such underwriting and in the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Cytel and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Cytel or by other holders exercising any demand registration rights. Holders shall have no obligation to make any representations or warranties other than with respect to their ownership of Shares. Holders shall have no indemnification obligations other than with respect to information about such Holders provided in writing by such Holders for inclusion in the registration statement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to Cytel and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding any other provision of this Section 8.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all of the shares of Registrable Securities from such registration and underwriting.

         8.4 FORM S-3 REGISTRATION. Each Holder shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such Holder), subject only to the following limitations:

                (a) Cytel shall not be obligated to cause a registration on Form S-3 to become effective prior to 180 days following the effective date of a Cytel-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145);

                (b) Cytel shall not be required to effect a registration pursuant to this Section 8.4 unless the Holder or Holders requesting such a registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000;

                (c) Cytel shall not be required to effect a registration pursuant to this Section 8.4 if Cytel shall furnish to the requesting Holders a certificate signed by the President of Cytel stating that in the good faith judgment of the Board of Directors of Cytel it would be seriously detrimental to Cytel or its stockholders for the registration statement to be filed at the date filing would be required, in which case Cytel shall have an additional period of not more than 120 days within which to file such registration statement; PROVIDED, HOWEVER, that Cytel shall not use this right more than once in any 12 consecutive month period; and

                                       9.

                (d) Cytel shall not be required to effect a registration pursuant to this Section 8.4 more often than once in any 12 consecutive month period.

         Cytel shall give notice to all Holders of the receipt of a request for registration pursuant to this Section 8.4 and shall use its best efforts to cause all Registrable Securities that such Holders have requested, within 15 days after receipt of such written notice, be registered in accordance with this
Section 8.4 to be registered under the Securities Act. Subject to the foregoing, Cytel will use its best efforts to effect promptly any registration pursuant to this Section 8.4.

         8.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 8.2, 8.3 and 8.4 (exclusive of Selling Expenses but inclusive of the reasonable fees and expenses of any special counsel to the selling Holders) shall be borne by Cytel. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities registered pro rata on the basis of the number of shares registered.

         8.6 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by Cytel pursuant to this Section 8, Cytel will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense Cytel will:

                (a) Keep such registration, qualification or compliance effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Cytel shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;


                                      10.

                (e) Subject to Sections 8.2(b) and 8.3(b), in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

                (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         8.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 8.2, 8.3 and 8.4:

                (a) To the extent permitted by law, Cytel will indemnify each Holder, each of its officers, directors, employees and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 8, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Cytel of any rule or regulation promulgated under the Securities Act applicable to Cytel and relating to action or inaction required of Cytel in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers and directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement set forth in this Section 8.7(a) shall not apply to amounts paid in settlement of any such claim, loss damage, liability or action if such settlement is effected without the consent of Cytel, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that Cytel will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Cytel by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.


                                      11.

                (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Cytel, each of its directors, officers and employees, each underwriter, if any, of Cytel's securities covered by such a registration statement, each person who controls Cytel or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, employees and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by Cytel of any rule or regulation promulgated under the Securities Act applicable to Cytel in connection with any such registration, qualification, or compliance, and will reimburse Cytel, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigation, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Cytel by an instrument duly executed by such Holder and stated to be specifically for use therein; PROVIDED, HOWEVER, that the indemnity agreement set forth in this Section 8.7(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein.

                (c) Each party entitled to indemnification under this Section
8.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8.7 unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such claim or litigation.


                                      12.

                (d) If the indemnification provided for in this Section 8.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                (e) The obligations of Cytel and Holders under this Section 8.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 8 and otherwise.

         8.8 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to Cytel such information as Cytel may request in writing regarding such Holder or Holders and the distribution proposed by such Holder or Holders and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

         8.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, Cytel agrees to:

                (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                (b) File with the SEC in a timely manner all reports and other documents required of Cytel under the Exchange Act; and

                (c) So long as a Holder owns any Registrable Securities, to furnish to such Holder upon request a written statement by Cytel as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Cytel, and such other reports and documents of Cytel as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

         8.10 TRANSFER OF REGISTRATION RIGHTS. The rights to cause Cytel to register securities granted under Sections 8.2, 8.3 and 8.4 may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities, who shall be considered a "Holder" for purposes of this Section 8, provided that (a) Cytel is given written notice by such Holder at the time of or within a reasonable time (but not more than 30 days) after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and (b) the transferee acquires at least 500,000 Shares in a private transaction.

                                      13.

         8.11 TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Section 8 shall terminate (a) upon the third anniversary of the Effective Date, or (b) as to any particular Holder, at such time as all Registrable Securities held by such Holder can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144 (including Rule 144(k)) promulgated thereunder.

9.       COVENANTS

         9.1 DELIVERY OF FINANCIAL STATEMENTS. So long as Elan holds the Shares Cytel shall deliver to Elan copies of its Forms 10-K and 10-Q as filed with the SEC.

         9.2 STANDSTILL AGREEMENT. Athena hereby covenants and agrees that it will not, nor will it permit any of its affiliates (including parents, subsidiaries or other related entities) to, purchase or otherwise acquire, directly or indirectly, any additional equity securities of Cytel (or rights or options to purchase such securities) after the Closing under this Agreement without the prior written approval of Cytel's Board of Directors; PROVIDED, however, that this clause shall not apply to any securities issued with respect to the Shares pursuant to a stock split, stock dividend, recapitalization or reclassification approved by a disinterested majority of the Company's Board of Directors.

         9.3 "MARKET STAND-OFF" AGREEMENT. Elan hereby agrees that during a reasonable and customary period of time specified by Cytel and an underwriter of Common Stock or other securities of Cytel following the effective date of a Registration Statement of Cytel filed under the Securities Act (which period shall not exceed 180 days), to the extent requested by Cytel and such underwriter, it shall not, nor will it permit any of its affiliates (including parents, subsidiaries or other related entities) to, directly or indirectly, sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of Cytel held by any of them during such period. In order to enforce the foregoing covenant, Cytel may impose stop-transfer instructions with respect to the securities held by Elan and its affiliates that are subject to the foregoing restriction until the end of such period.

10.      MISCELLANEOUS

         10.1 FORCE MAJEURE. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

                                      14.

         10.2 ASSIGNMENT. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld)[; PROVIDED, HOWEVER, that either party may assign this Agreement and its rights and obligations hereunder without the other party's consent (a) in connection with the transfer or sale of all or substantially all of the business of such party to which this Agreement and the Sublicense Agreement relate to another party, whether by merger, sale of stock, sale of assets or otherwise, or (b) to any Affiliate. Notwithstanding the foregoing, any such assignment to an Affiliate shall not relieve the assigning party of its responsibilities for performance of its obligations under this Agreement. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

         10.3 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Elan agrees to indemnify and hold harmless Cytel from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Elan or any of its officers, employees or representatives is responsible. Cytel agrees to indemnify and hold harmless Elan from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Cytel or any of its officers, employees or representatives is responsible.

         10.4 PUBLICITY. The parties agree that neither party shall originate any press release or other public announcement, written or oral, or otherwise make any disclosure relating to the existence or terms of or performance under this Agreement without the prior written approval of the other party, except as may otherwise be required by law.

         10.5 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         10.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its choice of law provisions.

         10.7 NOTICES. Any notices or communications provided for in this Agreement to be made by either of the parties to the other shall be in English in writing and delivered personally or sent by registered or certified mail, postage paid, by overnight delivery service such as FedEx or UPS or by facsimile, with confirmation of receipt, addressed as follows:

         IF TO CYTEL:                  CYTEL CORPORATION
                                       3525 John Hopkins Court
                                       San Diego, CA  92121
                                       Attn: President
                                       Fax No. (619) 552-8801

                                      15.

         IF TO ELAN:                   ELAN INTERNATIONAL SERVICE LTD.
                                       102 St. James Court
                                       Flatts Smiths, FL04 Bermuda
                                       Attention:  President
                                       Facsimile: (441) 292-2224

         COPY TO:                      ATHENA NEUROSCIENCES, INC.
                                       800 Gateway Blvd.
                                       South San Francisco, CA 94080
                                       Attention: General Counsel
                                       Facsimile: (650) 875-3620

         Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

         10.8 ENTIRE AGREEMENT; AMENDMENT. This Agreement sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understanding between the parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations conditions or understandings with respect to the subject matter hereof, either oral or written, between the parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.

         10.9 HEADINGS. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

         10.10 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same rights or remedies or of any other of such party's rights or remedies provided in this Agreement.

         10.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                      16.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


CYTEL CORPORATION                           ELAN INTERNATIONAL SERVICES LTD.



By:____________________________             By:____________________________

Name:__________________________             Name:__________________________

Title:_________________________             Title:_________________________





                            STOCK PURCHASE AGREEMENT

                                    EXHIBIT A

                             SCHEDULE OF EXCEPTIONS




                                      None

                        ELAN INTERNATIONAL SERVICES LTD.
                               102 St. James Court
                           Flatt Smiths, FL04 Bermuda


CYTEL CORPORATION                                             November 10, 1998
9393 Towne Center Drive
San Diego, California   92121

Gentlemen:

         Reference is hereby made to the Sublicense and Option Agreement by and between Cytel Corporation ("Cytel") and Elan International Services Ltd. ("Elan"), dated as of July 22, 1998, as amended and restated on November 10, 1998 (the "Agreement"). Capitalized terms used herein shall have the meanings set forth in the Agreement.

         In connection with the Agreement, we have agreed that as of July 22, 1998 Elan is entitled to appoint one representative to Cytel's Board of Directors, subject to certain conditions. Accordingly, in consideration of the mutual agreements and representations contained herein and in the Agreement, we agree that:

         (i) So long as Elan and its Affiliates continue to own at least 5% of the outstanding shares of Cytel's Common Stock, Elan shall be entitled to appoint one representative (which representative shall be approved by Cytel's Board of Directors, such approval not to be unreasonably withheld) to Cytel's Board of Directors, and, in connection therewith, Cytel shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise (including annual budgets and operating plans), which Cytel provides to its Board of Directors.

         For purposes of this Letter, "Affiliate" means any corporation or other entity which controls, is controlled by, or is under common control with, a party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than 50% of the voting securities or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity;

         (ii) except as herein specifically amended or supplemented, the Agreement shall continue in full force in accordance with its terms; and

         (iii) the provisions of this letter shall be deemed by the parties to be effective as of July 22, 1998, NUNC PRO TUNC.

         Please acknowledge your agreement to the foregoing by executing this letter in the space provided below.

                                       Very truly yours,

                                       ELAN INTERNATIONAL SERVICES LTD.



                                        By:  /s/ Kevin Insley
                                           -------------------------------
                                           Name:  Kevin Insley
                                           Title: President


Accepted and Agreed to as of
the date first above written:

CYTEL CORPORATION



By:  /s/ Virgil Thompson
     --------------------------------
     Name:  Virgil Thompson
     Title: President and CEO